                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 22, 2003

                                  ------------


                               724 SOLUTIONS INC.
               (Exact name of registrant as specified in charter)

        Ontario, Canada              000-31146               Inapplicable
----------------------------   ------------------------  --------------------
(State or Other Jurisdiction   (Commission File Number)      (IRS Employer
       of Incorporation)                                  Identification No.)

                          4101 Yonge Street, Suite 702
                             Toronto, Canada M2P 1N6
                    (Address of principal executive offices)

                                 (416) 226-2900
                (Registrant's telephone no., including area code)

Item 5.    Other Events and Required FD Disclosure

         On January 22, 2003, the Board of Directors of 724 Solutions Inc., an Ontario corporation (the "Corporation"), authorized the Corporation to adopt a shareholder rights plan. On February 10, 2003, the Corporation and Computershare Trust Company of Canada, as Rights Agent, entered into a Shareholders Rights Plan Agreement (the "Rights Plan") and one right (each, a "Right") was issued under the Rights Plan and attached to each outstanding common share of the Corporation. The Rights Plan will be submitted to shareholders for ratification at the annual shareholders' meeting to be held in April 2003 (the "Meeting"). A Right only becomes exercisable upon the occurrence of a Flip-In Event, which is a transaction in which a person becomes an Acquiring Person and which otherwise does not meet the requirements of a Permitted Bid or certain other limited exceptions (as further discussed below).

         When exercised, a Right entitles each shareholder who is not then attempting to acquire control of the Corporation to purchase additional common shares at a substantial discount to market value. Any such purchase would cause substantial dilution to the person or group of persons attempting to acquire control of the Corporation, other than by way of a Permitted Bid. The Rights will expire on the termination of the Rights Plan, unless redeemed before such time.

EFFECT AND ADVANTAGES OF A RIGHTS PLAN

         Under the applicable securities legislation in Canada, a take-over bid generally means an offer to acquire outstanding voting or equity securities of a class of a corporation that, together with shares already owned by the bidder and certain parties related thereto, amount to 20% or more of the outstanding securities of that class. The existing legislative framework for take-over bids presents certain concerns for shareholders, which has led some Canadian companies to adopt shareholder rights plans. In particular, this legislation permits a take-over bid to expire 35 days after it is initiated. The Board of Directors is of the view that shareholders, as well as the Board of Directors, need more than 35 days to consider a take-over bid and make a reasoned and careful decision regarding such bid, or to consider actual or possible competing take-over bids.

         The purpose of the Rights Plan is to ensure adequate time for shareholders of the Corporation to assess the merits of a take-over bid without undue pressure. The Rights Plan is designed to give the Board of Directors time to consider alternatives, which may allow shareholders to receive full and fair value for their common shares. In addition, a rights plan will restrict creeping accumulations of shares that cause a potential bidder to purchase shares above the 20% threshold.

         The Rights Plan does not affect the duty of the Board of Directors to act honestly and in good faith with a view to the best interests of the Corporation and its shareholders. Indeed, the Board of Directors believes that the Rights Plan remains an appropriate mechanism to ensure that the Board of Directors will be able to discharge its responsibility to assist shareholders in responding to a take-over bid.

         The Rights Plan was not adopted by the Board of Directors in response to any acquisition or take-over bid. Furthermore, in adopting the Rights Plan, the Board of Directors does not intend to prevent a change of control of the Corporation or to secure the continuance of current management or the directors currently in office. The Rights Plan is not part of a plan by management to adopt a series of anti-takeover measures.

         The Rights Plan does not preclude any shareholder from using the proxy mechanism under the BUSINESS CORPORATIONS ACT (Ontario) and securities laws to promote a change in the management or direction of the Corporation, and has no effect on the rights of holders of outstanding common shares of the Corporation to requisition a meeting of shareholders in accordance with the provisions of applicable corporate and securities legislation, or to enter into agreements with respect to voting their common shares.

         Shareholder rights plans have been adopted by a number of publicly-held corporations in Canada. The terms of the Rights Plan are substantially similar to as those adopted by other major Canadian companies.

DISADVANTAGES OF A RIGHTS PLAN

         The Rights Plan could have the effect of deterring tender offers or take-over attempts, even though such an offer or attempt might appear to shareholders to be beneficial, and could make it more difficult for the holder of a large block of the common shares to assume control of the Corporation.

TERMS OF THE RIGHTS PLAN

         The material terms of the Rights Plan are summarized below. Reference should be made to the actual provisions of the Rights Plan, a copy of which is filed as an exhibit to this report. Capitalized terms that are not defined below have the meanings attributed to such terms in the Rights Plan.


         ACQUIRING PERSON
         An Acquiring Person is generally a person who becomes the beneficial owner of 20% or more of the outstanding common shares of the Corporation. Under the Rights Plan, there are various exceptions to the definition of Acquiring Person, including:

o a person who acquires 20% or more of the outstanding common shares due to (i) acquisitions of common shares by the Corporation, (ii) pro rata distributions of common shares by the Corporation, (iii) acquisitions of common shares upon exercise of Convertible Securities acquired pursuant to certain exempt transactions, (iv) an amalgamation, merger or other statutory procedure requiring shareholder approval, or
                  (v) the issuance of common shares on an exempt private placement basis (subject to certain limits); and

o underwriters who obtain common shares for the purpose of a public distribution.

         BENEFICIAL OWNERSHIP
         The thresholds for triggering the Rights Plan are based on the percentage of shares that are Beneficially Owned by a person or its Affiliates or Associates. This is defined in terms of legal or equitable ownership of common shares. In addition, a person is deemed to be the Beneficial Owner of common shares in circumstances where that person or its Affiliates or Associates, and any other person acting jointly or in concert with such person, has a right to acquire common shares within 60 days. There are various exceptions to this definition set forth in the Rights Plan.


         PERMITTED BID
         If a Take-over Bid is structured as a Permitted Bid, a Flip-In Event will not occur and the Rights will not become exercisable. Permitted Bids must be made by means of a take-over bid circular and comply with the following:

         o the Take-over Bid must be made to all shareholders other than the bidder;

         o the Take-over Bid must not permit the bidder to take up any common shares that have been tendered pursuant to the Take-over Bid prior to the expiry of a period not less than 60 days after the Take-over Bid is made, and then only if at such time more than 50% of the common shares held by the Independent
             Shareholders (which term generally includes shareholders other than the bidder, its Affiliates, Associates and persons acting jointly or in concert with the bidder), have been tendered pursuant to the Take-over Bid and not withdrawn;

         o the Take-over Bid must contain an irrevocable and unqualified provision that, unless it is withdrawn, common shares may be tendered at any time during the 60 day period referred to in the immediately preceding paragraph and that any common shares deposited pursuant to the Take-over Bid may be withdrawn until they have been taken up and paid for; and

         o the Take-over Bid must contain an irrevocable and unqualified provision that, if more than 50% of the common shares held by Independent Shareholders are tendered pursuant to the Take-over Bid within the 60-day period, then the bidder must make a public announcement of that fact and the Take-over Bid must then remain open for an additional 10 business days from the date of such public announcement.

         The Rights Plan also allows a Competing Permitted Bid to be made while a Permitted Bid is in existence. A Competing Permitted Bid is a Take-over Bid that is made after a Permitted Bid has been made, but prior to its expiry, that satisfies all of the requirements of a Permitted Bid, except that (i) no common shares will be taken up or paid for until the later to occur of the date which is generally 35 days after the date the Take-over Bid is made and the 60th day after the date of the Permitted Bid that is then outstanding, and (ii) at the close of business on the date common shares are first taken up or paid for, more than 50% of the then outstanding common shares held by Independent Shareholders have been tendered in such Take-over Bid and not withdrawn. If this 50% requirement is satisfied, the applicable bidder must make a public announcement of that fact and the Take-over Bid must remain open for tenders of common shares for at least ten business days after the date of such public announcement.

         The requirements of a Permitted Bid and a Competing Permitted Bid enable shareholders to decide whether the Take-over Bid or any Competing Permitted Bid is adequate on its own merits, without being influenced by the likelihood that a Take-over Bid will succeed. Moreover, if there is sufficient support for a Take-over Bid such that at least 50% of the common shares held by Independent Shareholders have been tendered to it, a shareholder who has not yet tendered to that bid will have a further 10 business days in which to decide whether to withdraw its common shares from a Competing Take-over Bid, if any, and whether to tender to the Take-over Bid.


         WAIVER AND REDEMPTION
         Until the occurrence of a Flip-in Event as to which the Board of Directors has not issued a waiver, the Board of Directors may elect to redeem all but not less than all of the then outstanding Rights at a redemption price of $0.0001 (subject to adjustment) per Right. In addition, until the occurrence of a Flip-in Event as to which the Board of Directors has not issued a waiver, the Board of Directors may determine to waive the application of the Rights Plan to any Flip-in Event.

         The Board of Directors may also waive the application of the Rights Plan to any Flip-in Event if the Board determines that the Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person and such Person has reduced its Beneficial Ownership of common shares such that at the time of the granting of a waiver, such Person is no longer an Acquiring Person.

         The Board of Directors will be deemed to have redeemed the Rights at the Redemption Price on the date that the Person making the Permitted Bid, Competing Permitted Bid or Take-over Bid in respect of which the Board of Directors has waived or been deemed to waive the application of the Rights Plan, has taken up and paid for the common shares pursuant to the applicable bid.


         TERMINATION

         The Rights Plan will expire, subject to certain conditions, at the close of the annual meeting of shareholders of the Corporation in 2004 and every one year anniversary thereafter and so on unless the continuation of the Rights Plan for each such one year period (or other period approved by the Independent Shareholders) is approved by the Independent Shareholders of the Corporation.

         If the Rights Plan is not approved by the Independent Shareholders by July 21, 2003, it will terminate immediately unless a Flip-in Event (as to which the Board of Directors has not granted a waiver) has occurred on or prior to such date.

PRESS RELEASE

         On February 10, 2003, the Corporation issued a press release announcing the implementation of the Rights Plan. A copy of the press release is filed as
Exhibit 99.1 and incorporated by reference.

Item 7.    Financial Statements and Exhibits.

           Exhibit No.                  Exhibit
           -----------                  -------

              4.1 Shareholder Rights Plan Agreement dated as of February 10, 2003, between 724 Solutions Inc. and Computershare Trust Company of Canada, as Rights Agent, including the Form of Rights Certificate attached thereto as Exhibit A

              99.1  Press Release, dated February 10, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             724 Solutions Inc.


                             By: /s/ Eric Lowy
                                 -------------
                                 Name:  Eric Lowy
                                 Title: General Counsel and Corporate Secretary

Date:  February 20, 2003